Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: R. Jerry Falkner RJ Falkner & Company, Inc. Investor Relations Counsel 800.377.9893 info@rjfalkner.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS $5.2 MILLION IMPROVEMENT IN 2010 PROFITABILITY, AS SALES INCREASE 53% FROM PRIOR-YEAR LEVELS

COMPANY REPORTS 2010 DILUTED EPS OF $0.08 VS. NET LOSS
OF ($0.19) PER SHARE IN 2009

MORRISVILLE, N.C. -- February 23, 2011 -- Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced its financial results for the fourth quarter and year ended December 31, 2010.

Financial Highlights:

•	Profitable Q4 and full year – Q4 net income of $452,000 vs. prior-year period net loss of ($525,000); full year net income of $1.6 million vs. prior-year net loss of ($3.6 million)

•	Q4 net sales increase 48% to $3.5 million vs. $2.4 million in Q4 2009, and full year net sales increase 53% to $12.7 million vs. $8.3 million in 2009

•	$8.8 million cash and investments and no long-term debt at 12/31/10

•	Positive cash flow from operations in Q4 of $632,000 and full year of $1.5 million

Net sales for the three months ended December 31, 2010 increased 48% to approximately $3.5 million, compared with approximately $2.4 million in sales during the corresponding period of the previous year.  The improvement in net sales during the quarter reflects new orders and increased reorders of loose moissanite gemstones from the Company’s growing customer base, as well as sales of finished jewelry featuring moissanite that resulted from the Company’s previously announced strategic initiative to expand its jewelry manufacturing capabilities.

Net sales for the year ended December 31, 2010 approximated $12.7 million, which represented an increase of 53% when compared with 2009 sales of approximately $8.3 million.  The improvement in 2010 sales was primarily due to management’s execution of its strategy to revitalize existing customer relationships, the addition of several new domestic and international customers during the year, and an expansion in the Company’s product line to include finished jewelry featuring moissanite.
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Charles & Colvard Reports $5.2 Million Improvement in 2010 Profitability, as Sales Increase 53% from Prior Year
February 23, 2011

The Company recorded net income of $452,000 in the fourth quarter of 2010, or $0.02 per diluted share, representing an approximate $977,000 improvement relative to a net loss “as adjusted” of ($525,000), or ($0.03) per diluted share, in the fourth quarter of 2009.  For the year ended December 31, 2010, net income totaled $1.6 million, or $0.08 per diluted share, representing an approximate $5.2 million improvement relative to a net loss “as adjusted” of ($3.6 million), or ($0.19) per diluted share, in 2009.

“The turnaround in sales and earnings during 2010 reflects the successful initial execution of our strategy to rebuild demand for Charles & Colvard Created Moissanite® by delivering outstanding value to consumers for whom high quality diamonds have become too expensive,” noted Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “Moissanite provides unparalleled brilliance, fire, luster, and durability in a more affordable hand-cut created gemstone.  By expanding the number of sales channels and customers that carry moissanite and providing retailers with the sales and marketing tools necessary to assure a high level of ‘sell-through’ to consumers, we were able to increase sales 53% last year, while restoring profitability and positive cash flow from operations.  Among the key financial metrics that improved from prior-year levels were a widening in gross profit margins, a decline in the Company’s SG&A expense ratio, and a significant reduction in R&D expenses.”

“Looking forward, we intend to build upon last year’s success by providing retailers with a broader selection of finished jewelry featuring moissanite, in addition to loose stones, thereby capturing a larger share of the ultimate sale to the consumer,” continued McCullough.  “While this may cause our gross profit margins as a percentage of sales to decline slightly, we believe it will result in higher total gross margin dollars for the Company.  We are also developing a multi-brand, multi-channel marketing strategy that we believe will allow Charles & Colvard to firmly establish itself, over the long term, as the leading provider of the highest-quality moissanite jewelry in the world.”

“We ended the year 2010 with a very healthy, debt-free balance sheet that we believe will support our growth objectives and strategic initiatives.  While we were certainly pleased with the 160% price appreciation in CTHR shares during 2010, our strengthened management team and Board of Directors, supported by a strong balance sheet and aggressive growth initiatives, are firmly committed to the further enhancement of shareholder value in coming years.”

Contributing to net income in the fourth quarter and year ended December 31, 2010 was a reduction in operating expenses of $236,000, or 12%, and $1.6 million, or 20%, respectively, when compared with the same periods in 2009.  These expense reductions primarily reflect ongoing cost control initiatives that commenced in the latter part of 2009 and a non-recurring impairment loss on long-lived assets of $146,000 in the fourth quarter of 2009.

Prior-year results are shown “as adjusted” due to a change in the Company’s method of accounting for inventories from the first-in, first-out (“FIFO”) method to the average cost method, which was adopted January 1, 2010.  As a result, cost of goods sold increased in the fourth quarter and year ended December 31, 2009, by approximately $85,000 and $218,000, respectively, and net income for the periods decreased by the same amounts.  In
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Charles & Colvard Reports $5.2 Million Improvement in 2010 Profitability, as Sales Increase 53% from Prior Year
February 23, 2011

addition, inventory decreased $2.2 million as of December 31, 2009 due to the cumulative effect of the change in accounting principle.

Financial Position

The Company’s cash and liquid long-term investments totaled $8.8 million, and there was no long-term debt outstanding, at December 31, 2010.  Cash generated from operations totaled $632,000 and $1.5 million during the three months and year ended December 31, 2010, respectively.  During the fourth quarter of 2010, net income of $452,000, a decrease in inventory of $944,000, and an increase in trade accounts payable of $246,000 were the primary drivers of positive cash flow, more than offsetting an increase in trade accounts receivable of $883,000 and a net decrease in accrued liabilities of $139,000.

During the year ended December 31, 2010, net income of $1.6 million, a decrease in inventory of $3.1 million, an increase in trade accounts payable of $277,000, and a net increase in accrued liabilities of $170,000 were the primary drivers of positive cash flow, more than offsetting an increase in trade accounts receivable of $3.4 million, an increase in income tax receivable of $113,000, and an increase in prepaid expenses and other assets of $154,000.

Total inventory, including long-term and consignment inventory, approximated $37.4 million as of December 31, 2010, which was down from approximately $39.1 million at the end of 2009 primarily as a result of sales, offset in part by purchases of silicon carbide and jewelry castings, findings, and other jewelry components and limited production of moissanite gemstones.  Net trade accounts receivable approximated $3.7 million at the end of the fourth quarter of 2010, up from approximately $1.0 million at the end of 2009, primarily due to increased sales during 2010.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EST today, February 23, 2011, to discuss its fourth quarter and full year 2010 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EST on February 23, 2011.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=76964.

A replay of the conference call will be available one hour after the call through Wednesday, March 2, 2011, at 9:00 a.m. EST by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 447972.

The conference call will be archived for review on the Internet at www.videonewswire.com/event.asp?id=76964 and on the Company’s website at www.charlesandcolvard.com through Wednesday, March 2, 2011.
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Charles & Colvard Reports $5.2 Million Improvement in 2010 Profitability, as Sales Increase 53% from Prior Year
February 23, 2011

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® is currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR”.  For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; dependence on third parties for the sales and marketing of our products to end consumers; our current customers’ potential perception of us as a competitor as we enter the finished jewelry business; intense competition in the worldwide jewelry industry; financial difficulties or insolvency of one or more of our major customers; our ability to protect our intellectual property; possible adverse effects of governmental regulation and oversight; risks of conducting business in foreign countries; and the pricing of precious metals, which is beyond our control, in addition to the other risks and uncertainties described in more detail in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent reports filed with the SEC.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)
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Charles & Colvard Reports $5.2 Million Improvement in 2010 Profitability, as Sales Increase 53% from Prior Year
February 23, 2011

Charles & Colvard, Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009*	2010	2009*
Net sales	$3,501,859	$2,362,072	$12,686,771	$8,312,470
Costs and expenses:
Cost of goods sold	1,278,076	976,507	4,825,921	3,691,065
Sales and marketing	326,924	445,268	1,992,842	1,949,576
General and administrative	1,308,764	1,291,567	4,484,301	5,702,609
Research and development	36,059	24,721	99,888	401,496
Loss on impairment of long-lived assets	-	145,800	-	145,800
Total costs and expenses	2,949,823	2,883,863	11,402,952	11,890,546
Income (loss) from operations	552,036	(521,791)	1,283,819	(3,578,076)
Other income (expense)
Interest income	22,150	12,938	109,183	38,194
Interest expense	(186)	(338)	(2,831)	-
Loss on call of long-term investments	(25,528)	-	(25,528)	-
Total other income (expense)	(3,564)	12,600	80,824	38,194
Income (loss) before income taxes	548,472	(509,191)	1,364,643	(3,539,882)
Income tax net benefit (expense)	(96,206)	(15,523)	234,275	(77,710)
Net income (loss)	$452,266	$(524,714)	$1,598,918	$(3,617,592)

Net income (loss) per common share:
Basic	$0.02	$(0.03)	$0.08	$(0.19)
Fully diluted	$0.02	$(0.03)	$0.08	$(0.19)

Weighted average number of shares used in computing net income (loss) per common share:
Basic	19,278,052	18,965,357	19,177,816	18,720,850
Fully diluted	19,515,909	18,965,357	19,426,085	18,720,850

* As adjusted for the retroactive application to prior period financial statements resulting from a change in the Company’s method of accounting for inventories from the first-in, first-out (“FIFO”) method to the average cost method that was adopted January 1, 2010.

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Charles & Colvard Reports $5.2 Million Improvement in 2010 Profitability, as Sales Increase 53% from Prior Year
February 23, 2011

Charles & Colvard, Ltd.
Consolidated Balance Sheets
(unaudited)

	December 31,
	2010	2009*
ASSETS
Current assets:
Cash and cash equivalents	$7,736,044	$7,405,685
Accounts receivable, net	3,679,141	1,043,296
Interest receivable	6,163	65
Income tax receivable	113,030	-
Note receivable, net	-	54,627
Inventory, net	6,306,875	3,340,712
Prepaid expenses and other assets	343,137	188,812
Total current assets	18,184,390	12,033,197
Long-term assets:
Held-to-maturity investments	1,018,551	-
Inventory, net	31,075,626	35,785,205
Property and equipment, net	377,352	218,418
Patent and license rights, net	252,542	260,548
Other assets	1,990	1,990
Total long-term assets	32,726,061	36,266,161
TOTAL ASSETS	$50,910,451	$48,299,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$542,084	$265,439
Accrued cooperative advertising	314,000	173,000
Accrued expenses and other liabilities	308,653	157,954
Total current liabilities	1,164,737	596,393
Long-term liabilities:
Accrued income taxes	937,414	1,058,659
Total liabilities	2,102,151	1,655,052
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 19,291,568 and 19,013,749 shares issued and outstanding at December 31, 2010 and 2009, respectively	53,113,608	52,906,459
Additional paid-in capital – share-based compensation	6,769,654	6,411,727
Accumulated deficit	(11,074,962)	(12,673,880)
Total shareholders’ equity	48,808,300	46,644,306
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$50,910,451	$48,299,358

* As adjusted for the retroactive application to prior period financial statements resulting from a change in the Company’s method of accounting for inventories from the first-in, first-out (“FIFO”) method to the average cost method that was adopted January 1, 2010.

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Charles & Colvard Reports $5.2 Million Improvement in 2010 Profitability, as Sales Increase 53% from Prior Year
February 23, 2011

Charles & Colvard, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2010	2009*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,598,918	$(3,617,592)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	136,622	168,881
Amortization of bond premium	12,911	-
Share-based compensation	373,250	233,909
Provision for uncollectible accounts	776,000	297,014
Provision for sales returns	(28,000)	(150,000)
Provision for inventory reserves	(1,353,000)	(22,000)
Provision for deferred income taxes	-	2,171,974
Loss on call of long-term investments	25,528
Loss on impairment of long-lived assets	-	145,800
Changes in assets and liabilities:
Accounts receivable	(3,383,845)	1,460,107
Interest receivable	(6,098)	-
Income tax receivable	(113,030)	2,074,420
Note receivable	54,627	-
Inventory	3,096,416	3,175,393
Prepaid expenses and other assets, net	(154,325)	312,523
Accounts payable	276,645	(1,365,635)
Deferred revenue	-	(171,181)
Accrued cooperative advertising	141,000	(228,849)
Accrued income taxes	(121,245)	(2,095,451)
Other accrued liabilities, net	150,699	(465,630)
Net cash provided by operating activities	1,483,073	1,923,683

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(246,647)	(75,792)
Purchases of long-term investments	(5,056,990)	-
Proceeds from call of long-term investments	4,000,000	-
Patent and license rights costs	(40,903)	(26,306)
Net cash used in investing activities	(1,344,540)	(102,098)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	191,826	45,992
Share repurchases	-	(50,426)
Excess tax cost from share-based payment arrangements	-	1,390
Net cash provided by (used in) financing activities	191,826	(3,044)

NET INCREASE IN CASH AND CASH EQUIVALENTS	330,359	1,818,541
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,405,685	5,587,144
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,736,044	$7,405,685

Supplemental schedule of non-cash operating activities:
Inventory acquired from settlement of accounts receivable	$-	$1,274,240

* As adjusted for the retroactive application to prior period financial statements resulting from a change in the Company’s method of accounting for inventories from the first-in, first-out (“FIFO”) method to the average cost method that was adopted January 1, 2010.

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